UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2007

ACCELLENT INC.
(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road
Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 27, 2007, Accellent Inc. (the “Company”), its parent company, Accellent Acquisition Corp., and JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent for the lenders under the Company’s senior secured credit facility, entered into an amendment (the “Amendment”) to the facility.  The Amendment revises certain financial ratios and increases interest rates charged on both term loans and revolving credit loans under the senior secured credit facility.  The Amendment is effective April 27, 2007.

As a result of the Amendment, the maximum ratio of consolidated net debt to consolidated adjusted EBITDA (“Leverage Ratio”) is equal to 8.50 to 1.00 through the quarter ended September 30, 2008, is equal to 8.00 to 1.00 for the next four quarters, declines thereafter by 1.00x on an annual basis until September 30, 2012 and declines to 4.50 to 1.00 on October 1, 2012.  The minimum ratio of consolidated adjusted EBITDA to consolidated interest expense (“Coverage Ratio”) is amended to equal to 1.25 to 1.00 through the quarter ended September 30, 2008, and increases on October 1 of each year through 2012 commencing October 1, 2008 to 1.35x, 1.55x, 1.75x, 2.00x and 2.10x.

In addition, the Amendment provides that for the revolving credit portion of the facility (i) for so long as the Leverage Ratio exceeds 8.00 to 1.00, the “Applicable Rate” as defined under the facility would be equal to 1.75% for ABR Loans and Swingline Loans and 2.75% for Eurodollar Loans (each as defined under the facility), with a 0.50% fee for undrawn commitments, (ii) for so long as the Leverage Ratio exceeds 7.00 to 1.00 but was equal to or less than 8.00 to 1.00, the Applicable Rate would be equal to 1.50% for ABR Loans and Swingline Loans and 2.50% for Eurodollar Loans, with a 0.50% fee for undrawn commitments and (iii) in all other cases the Applicable Rate and commitment fees are as currently provided for in the facility.  The Amendment also provides that for the term loan portion of the facility (i) for so long as the Leverage Ratio exceeds 8.00 to 1.00, the Applicable Rate is equal to 1.75% for ABR Loans and 2.75% for Eurodollar Loans, (ii) for so long as the Leverage Ratio exceeds 6.00 to 1.00 but was equal to or less than 8.00 to 1.00 the Applicable Rate is equal to 1.50% for ABR Loans and 2.50% for Eurodollar Loans and (iii) for so long as the Leverage Ratio was equal to or less than 6.00 to 1.00 the Applicable Rate would be equal to 1.25% for ABR Loans and 2.25% for Eurodollar Loans.

In connection with the amendment, the Company paid approximately $1.7 million of fees to the lenders under the facility, inclusive of reimbursement of lender expenses.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(a)           Exhibits.

Exhibit No.	Exhibit Description

99.1

Amendment No. 1 to Credit Agreement, dated as of April 27, 2007, among Accellent Inc., Accellent Acquisition Corp., the lenders signatory thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2007	ACCELLENT INC.

	By:	/s/ Stewart A. Fisher
		Name:	Stewart A. Fisher
		Title:	Chief Financial Officer, Executive Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1

Amendment No. 1 to Credit Agreement, dated as of April 27, 2007, among Accellent Inc., Accellent Acquisition Corp., the lenders signatory thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent for the lenders